Exhibit 10.10

FORM OF PERFORMANCE OPTION AGREEMENT

Dear [Participant Name]:

Pursuant to the 2020 Employee Stock Plan (the “Plan”) of Sphere Entertainment Co. (formerly known as Madison Square Garden Entertainment Corp.) (the “Company”), on [Date] (the “Effective Date”) you have been awarded nonqualified options (the “Options”) to purchase [#shares] shares of the Company’s Class A Common Stock, par value $.01 per share (“Class A Common Stock”) at a price of $[Dollars] per share. The Award is granted subject to the terms and conditions set forth below and in the Plan.

Capitalized terms used but not defined in this agreement (this “Agreement”) have the meanings given to them in the Plan. The Options are granted subject to the terms and conditions set forth below:

1. Vesting. In accordance with the terms of this Agreement, a target of [#Options] Options (the “Target Award”), and a maximum of [#Options] Options, will vest and become exercisable, which number of Options will be determined based on the extent to which the performance criteria (the “Objectives”) set forth in Appendix 1 to this Agreement have been attained in respect of the period from July 1, [year] to June 30, [year] (the “Performance Period”). The Options, calculated in accordance with Appendix 1, will vest [on [Date], subject to the determination by the Compensation Committee of the Board of Directors of the Company (as more fully described in Section 15, the “Committee”) of the Company’s performance against the Objectives][upon the date on which the Compensation Committee of the Board of Directors of the Company (as more fully described in Section 15, the “Committee”) determines the Company’s performance against the Objectives] (the “Vesting Date”), and any Options that do not so vest shall be immediately and automatically forfeited as of the Vesting Date; provided that you have remained in the continuous employ of the MSG Entertainment Group, the Sphere Entertainment Group or the MSG Sports Group (each as defined below) from the Effective Date through the Vesting Date.

For purposes of this Agreement, the “Sphere Entertainment Group” means the Company and any of its Subsidiaries. The “MSG Entertainment Group” means Madison Square Garden Entertainment Corp. (formerly known as MSGE Spinco, Inc.) (“MSG Entertainment”) and any of its Subsidiaries. The “MSG Sports Group” means Madison Square Garden Sports Corp. (“MSG Sports”) and any of its Subsidiaries.

For purposes of this Agreement, if you are employed by the Sphere Entertainment Group, your “Employer” means the Company; if you are employed by the MSG Entertainment Group, your “Employer” means MSG Entertainment; if you are employed by the MSG Sports Group, your “Employer” means MSG Sports; if you are employed by both the MSG Entertainment Group and the Sphere Entertainment Group, your “Employer” means MSG Entertainment; if you are employed by both the Sphere Entertainment Group and the MSG Sports Group, your “Employer” means Sphere Entertainment; and if you are employed by each of the MSG Entertainment Group, the Sphere Entertainment Group and the MSG Sports Group, your “Employer” means MSG Entertainment.

2. Exercise. You may exercise the Options that become vested and exercisable by following such procedures as established by the Company, specifying the number of shares of Class A Common Stock as to which the Options are being exercised (the “Exercise Notice”). Unless the Committee chooses to settle such exercise in cash, shares of Class A Common Stock, or a combination thereof pursuant to Section 3, you will be required to deliver to the Company, or such person as the Company may designate, within such time period as the Company may require, payment in full of the exercise price and any taxes due on account of such exercise.

3. Option Spread. Upon receipt of the Exercise Notice, the Committee may elect, in lieu of issuing shares of Class A Common Stock, to settle the exercise covered by such notice by paying you an amount equal to the product obtained by multiplying (i) the excess of the Fair Market Value of one (1) share of Class A Common Stock on the date of exercise over the per share exercise price of the Options (the “Option Spread”) by (ii) the number of shares of Class A Common Stock specified in the Exercise Notice. The amount payable to you in these circumstances may be paid by the Company either in cash or in shares of Class A Common Stock having a Fair Market Value equal to the Option Spread, or a combination thereof, as the Company shall determine. Class A Common Stock used to pay the Option Spread pursuant to this Section 3 will be valued at the Fair Market Value as of the day the Exercise Notice is received by the Company.

4. Expiration. The Options will terminate automatically and without further notice on [Date], or at any of the following dates, if earlier:

(A) with respect to those Options which are then unexercisable, the date upon which you are no longer employed by the MSG Entertainment Group, the Sphere Entertainment Group or the MSG Sports Group, unless as a result of your death, in which case a number of your Options granted under this Agreement shall become immediately exercisable as follows:[ (i)] if your employment terminates due to your death prior to [Date], then a portion of the Target Award, determined based on the number of months of your employment completed prior to such termination during the period commencing on [Date] and ending on [Date], will vest as of the termination date[ or (ii) if your employment terminates due to your death after [Date] but prior to the Vesting Date, then the number of Options that would have vested on the Vesting Date had your employment not been so terminated shall vest as of the termination date];

(B) with respect to those Options which are then exercisable, (1) in the event of a termination of your employment by your Employer without Cause (other than while you are Disabled) or your resignation of employment from your Employer[ (other than due to Retirement, in which case the Options will remain exercisable until [Date])]1, ninety (90) days following the date upon which you are no longer employed or (2) in the event of your death or a termination of your employment with your Employer while you are Disabled, the first anniversary of your death or the date upon which you are no longer employed by your Employer, as applicable; or

[1]	To be included on a case-by-case basis as determined by the Compensation Committee in its sole discretion.

(C) with respect to all your then outstanding Options, whether exercisable or unexercisable, the date upon which your employment with your Employer is terminated for Cause.

5. Definitions. For purposes of this Agreement:

(A) “Disabled” means that you received short term disability income replacement payments for six (6) months, and thereafter (A) have been determined to be disabled in accordance with your Employer’s long term disability plan in which employees of your Employer are generally able to participate, if one is in effect at such time or (B) to the extent no such long term disability plan exists, have been determined to have a medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months as determined by the department or vendor directed by your Employer to determine eligibility for unpaid medical leave.

(B) “Cause” means, as determined by the compensation committee of your Employer, in its sole discretion, your (i) commission of an act of fraud, embezzlement, misappropriation, willful misconduct, gross negligence or breach of fiduciary duty against your Employer or (ii) commission of any act or omission that results in a conviction, plea of no contest, plea of nolo contendere or imposition of unadjudicated probation for any crime involving moral turpitude or any felony.

(C) [“Retirement” means the voluntary termination by you of your employment with your Employer at such time as (i) you have attained at least the age of fifty-five (55) and (ii) you have been employed by the MSG Entertainment Group, the Sphere Entertainment Group and/or the MSG Sports Group for at least five (5) years in the aggregate; provided that your Employer may nevertheless decide, in its sole discretion, not to treat your termination of employment as a “Retirement” hereunder. Treatment of your termination of employment as a “Retirement” hereunder shall be further subject to your execution (and the effectiveness) of a “retirement agreement” to your Employer’s satisfaction, including, without limitation (to the extent desired by your Employer), non-compete, non-disparagement, non-solicitation, confidentiality and further cooperation obligations/restrictions on you as well as a general release by you of the MSG Entertainment Group, the Sphere Entertainment Group and the MSG Sports Group. The above definition of “Retirement” is solely for purposes of this Agreement and shall not, in any way, create or imply any obligations of the MSG Entertainment Group, the Sphere Entertainment Group or the MSG Sports Group (under any other agreement or otherwise) with respect to any such termination of your employment.]2

[2]	See footnote 1.

6. Change of Control/Going-Private Transaction. As set forth in Appendix 2 attached hereto, the Options may be affected in the event of a MSG Entertainment Change of Control, a Sphere Entertainment Change of Control, a MSG Sports Change of Control or a going-private transaction with respect to the Company, MSG Entertainment or MSG Sports (each as defined in Appendix 2 attached hereto).

7. Tax Representations and Tax Withholding. You hereby acknowledge that you have reviewed with your own tax advisors the federal, state and local tax consequences of exercising the Options and receiving shares of Class A Common Stock and cash. You hereby represent to the MSG Entertainment Group, the Sphere Entertainment Group and the MSG Sports Group that you are relying solely on such advisors and not on any statements or representations of the MSG Entertainment Group, the Sphere Entertainment Group or the MSG Sports Group, any of their respective Affiliates or any of their respective agents. If, in connection with the exercise of the Options, your Employer is required to withhold any amounts by reason of any federal, state or local tax, such withholding shall be effected in accordance with Section 16 of the Plan.

8. Section 409A. It is the intent that payments under this Agreement are exempt from Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and that the Agreement be administered accordingly. Notwithstanding anything to the contrary contained in this Agreement, if and to the extent that any payment or benefit under this Agreement is determined by your Employer to constitute “non-qualified deferred compensation” subject to Section 409A of the Code (“Section 409A”) and is payable to you by reason of termination of your employment, then (a) such payment or benefit shall be made or provided to you only upon a “separation from service” as defined for purposes of Section 409A under applicable regulations and (b) if you are a “specified employee” (within the meaning of Section 409A and as determined by your Employer), such payment or benefit shall not be made or provided before the date that is six (6) months after the date of your separation from service (or your earlier death).

9. Transfer Restrictions. You may not transfer, assign, pledge or otherwise encumber the Options, other than to the extent provided in the Plan.

10. Non-Qualification as ISO. The Options are not intended to qualify as “incentive stock options” within the meaning of Section 422A of the Code.

11. Securities Law Acknowledgments. You hereby acknowledge and confirm to the MSG Entertainment Group, the Sphere Entertainment Group and the MSG Sports Group that (i) you are aware that the shares of Class A Common Stock are publicly-traded securities and (ii) the shares of Class A Common Stock issuable upon exercise of the Options may not be sold or otherwise transferred unless such sale or transfer is registered under the Securities Act of 1933, as amended, and the securities laws of any applicable state or other jurisdiction, or is exempt from such registration.

12. Governing Law. This Agreement shall be deemed to be made under, and in all respects shall be interpreted, construed and governed by and in accordance with, the laws of the State of New York.

13. Jurisdiction and Venue. You hereby irrevocably submit to the jurisdiction of the courts of the State of New York and the Federal courts of the United States of America located in the Southern District and Eastern District of the State of New York in respect of the interpretation and enforcement of the provisions of this Agreement, and hereby waive, and agree not to assert, as a defense that you are not subject thereto or that the venue thereof may not be appropriate. You hereby agree that mailing of process or other papers in connection with any such action or proceeding in any manner as may be permitted by law shall be valid and sufficient service thereof.

14. Right of Offset. You hereby agree that the Company shall have the right to offset against its obligation to deliver shares of Class A Common Stock, cash or other property under this Agreement to the extent that it does not constitute “non-qualified deferred compensation” pursuant to Section 409A, any outstanding amounts of whatever nature that you then owe to the Company or any of its Subsidiaries.

15. The Committee. For purposes of this Agreement, the term “Committee” means the Compensation Committee of the Board of Directors of the Company or any replacement committee established under, and as more fully defined in, the Plan.

16. Committee Discretion. The Committee has full discretion with respect to any actions to be taken or determinations to be made in connection with this Agreement, and its determinations shall be final, binding and conclusive.

17. Amendment. The Committee reserves the right at any time to amend the terms and conditions set forth in this Agreement, except that the Committee shall not make any amendment or revision in a manner unfavorable to you (other than if immaterial), without your consent. No consent shall be required for amendments made pursuant to Section 12 of the Plan, except that, for purposes of Section 19 of the Plan, Section 6 and Appendix 2 of this Agreement are deemed to be “terms of an Award Agreement expressly refer[ring] to an Adjustment Event.” Any amendment of this Agreement shall be in writing and signed by an authorized member of the Committee or a person or persons designated by the Committee.

18. Options Subject to the Plan. The Options granted by this Agreement are subject to the Plan.

19. Entire Agreement. Except for any employment agreement between you and the MSG Entertainment Group, the Sphere Entertainment Group or the MSG Sports Group in effect as of the date of the grant hereof (as such employment agreement may be modified, renewed or replaced; provided that such modification, renewal or replacement shall not extend the time any Options may be exercised beyond the time provided herein or in such original employment agreement), this Agreement and the Plan constitute the entire understanding and agreement of you and the Company with respect to the Options covered hereby and supersede all prior understandings and agreements. Except as provided in Sections 8 and 25, in the event of a conflict among the documents with respect to the terms and conditions of the Options covered hereby, the documents will be accorded the following order of authority: the terms and conditions of the Plan will have highest authority followed by the terms and conditions of your employment agreement, if any, followed by the terms and conditions of this Agreement.

20. Successors and Assigns. The terms and conditions of this Agreement shall be binding upon, and shall inure to the benefit of, the Company and its successors and assigns.

21. Waiver. No waiver by the Company at any time of any breach by you of, or compliance with, any term or condition of this Agreement or the Plan to be performed by you shall be deemed a waiver of the same term or condition, or of any similar or any dissimilar term or condition, whether at the same time or at any prior or subsequent time.

22. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any term or condition hereof shall not affect the validity or enforceability of the other terms and conditions set forth herein.

23. Exclusion from Compensation Calculation. By acceptance of this Agreement, you shall be deemed to be in agreement that all shares of Class A Common Stock and cash received upon each exercise of the Options shall be considered special incentive compensation and will be exempt from inclusion as “wages” or “salary” in pension, retirement, life insurance and other employee benefits arrangements of the MSG Entertainment Group, the Sphere Entertainment Group or the MSG Sports Group, except as determined otherwise by the MSG Entertainment Group, the Sphere Entertainment Group or the MSG Sports Group. In addition, each of your beneficiaries shall be deemed to be in agreement that all such shares of Class A Common Stock and cash will be exempt from inclusion in “wages” or “salary” for purposes of calculating benefits of any life insurance coverage sponsored by the MSG Entertainment Group, the Sphere Entertainment Group or the MSG Sports Group.

24. No Right to Continued Employment. Nothing contained in this Agreement or the Plan shall be construed to confer on you any right to continue in the employ of the MSG Entertainment Group, the Sphere Entertainment Group or the MSG Sports Group, or derogate from the right of the MSG Entertainment Group, the Sphere Entertainment Group or the MSG Sports Group, as applicable, to retire, request the resignation of, or discharge you, at any time, with or without cause.

25. Subsidiaries. For purposes of this Agreement, “Subsidiaries” means any entities that are controlled, directly or indirectly, by the Company, MSG Entertainment or MSG Sports, as applicable, or in which the Company, MSG Entertainment or MSG Sports, as applicable, owns, directly or indirectly, more than 50% of the equity interests.

26. Headings. The headings in this Agreement are for purposes of convenience only and are not intended to define or limit the construction of the terms and conditions of this Agreement.

27. Effective Date. Upon execution by you, this Agreement shall be effective from and as of the Effective Date.

28. Signatures. Execution of this Agreement by the Company may be in the form of an electronic, manual or similar signature (including, without limitation, an electronic acknowledgement of acceptance), and such signature shall be treated as an original signature for all purposes.

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SPHERE ENTERTAINMENT CO.

By
Name:
Title:

By your electronic acknowledgement of acceptance, you (i) acknowledge that a complete copy of the Plan and an executed original of this Agreement have been made available to you and (ii) agree to all of the terms and conditions set forth in the Plan and this Agreement.

Appendix 1

PERFORMANCE OPTION AGREEMENT

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Appendix 2

PERFORMANCE OPTION AGREEMENT

1. In the event of a “going-private transaction” with respect to the Company, as defined below, your entitlement to exercise the Options shall be as follows:

(A) The Committee shall, no later than the effective date of the transaction which results in a going-private transaction with respect to the Company, (i) if your Options are outstanding and not exercisable as of the date of the going-private transaction with respect to the Company, either (a) if the effective date of the going-private transaction with respect to the Company is before the end of the Performance Period, deem the Objectives to be satisfied at the target level or (b) if the effective date of the going-private transaction with respect to the Company is on or after the last day of the Performance Period, determine the Company’s performance against the Objectives, and (ii) convert your Options, calculated in accordance with Appendix 1 and this Paragraph 1(A), as applicable, into a right to receive an amount of cash equal to (a) the number of common shares subject or relating to such Options multiplied by (b) the excess of (x) the “offer price per share,” the “acquisition price per share” or the “merger price per share,” each as defined below, whichever of such amounts is applicable, over (y) the exercise price of the shares subject or relating to such Options. For the avoidance of doubt, Options for which the applicable amount in (x) exceeds the exercise price in (y) (i.e., Options which are “underwater”) may be cancelled for no consideration as of the effective date of the going-private transaction with respect to the Company.

(B) The cash award provided in Paragraph 1(A)(i)(a) or 1(A)(i)(b) shall become payable to you as follows: (1) if the Options are not exercisable on the effective date of the going-private transaction with respect to the Company, then the cash award shall become payable at the earlier of (i) the date on which such Options would otherwise have become exercisable hereunder had they continued in effect or (ii) if, immediately prior to termination you were an employee of the Sphere Entertainment Group, the date on which your employment with the Sphere Entertainment Group or the “Sphere Entertainment Surviving Entity,” as defined below, is terminated (a) by the Company, one of its Subsidiaries or the Sphere Entertainment Surviving Entity other than for Cause, if such termination occurs within three (3) years of the going-private transaction with respect to the Company or (b) by you for “good reason,” as defined below, if such termination occurs within three (3) years of the going-private transaction with respect to the Company, or (2) if the Options are exercisable on the effective date of the going-private transaction with respect to the Company, then the cash award shall become payable promptly. The amount payable in cash shall be payable together with interest from the effective date of the going-private transaction with respect to the Company until the date of payment at (i) the weighted average cost of capital of the Company immediately prior to the effectiveness of the going-private transaction with respect to the Company or (ii) if the Company (or the Sphere Entertainment Surviving Entity) sets aside the funds in a trust or other funding arrangement, the actual earnings of such trust or other funding arrangement.

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2. In the event of a “Sphere Entertainment Change of Control,” as defined below, (A) if your Options are outstanding and not exercisable as of the date of the Sphere Entertainment Change of Control, the Target Award will immediately vest, whether or not the Objectives have been attained and (B) your vested Options will either (i) be cancelled and you will be entitled to prompt payment of an amount of cash determined in accordance with Section 1(A) above or (ii) if the Company or the Sphere Entertainment Surviving Entity has shares of common stock (or partnership units) traded on a national stock exchange or on the over-the-counter market as reported on the New York Stock Exchange or any other stock exchange, then the Committee may (in its discretion) arrange to have the Sphere Entertainment Surviving Entity grant to you in substitution for such Options an award of options for shares of common stock (or partnership units) of the Sphere Entertainment Surviving Entity on the same terms with a value equivalent to such Options and which will, in the good faith determination of the Committee, provide you with an equivalent profit potential, as determined in a manner compliant with Section 409A. For the avoidance of doubt, Options which are “underwater” may be cancelled for no consideration as of the consummation of the Sphere Entertainment Change of Control.

3. In the event of a “MSG Entertainment Change of Control” or a “going-private transaction” with respect to MSG Entertainment, each as defined below, and if (1) immediately prior to such MSG Entertainment Change of Control or going-private transaction with respect to MSG Entertainment you were an employee of the MSG Entertainment Group and (2) at the time of such MSG Entertainment Change of Control or going-private transaction with respect to MSG Entertainment you are not an employee of the Sphere Entertainment Group or the MSG Sports Group, your entitlement to exercise the Options shall be as follows:

The Options shall become exercisable at the earlier of (A) the date on which the Options would otherwise have become exercisable hereunder, (B) the date of your death (in which case, if the death is before the end of the Performance Period, the Objectives will be deemed to be satisfied at the target level) or (C) the date on which your employment with the MSG Entertainment Group or the “MSG Entertainment Surviving Entity,” as defined below, is terminated (i) by MSG Entertainment, one of its Subsidiaries or the MSG Entertainment Surviving Entity other than for Cause, if such termination occurs within three (3) years of the MSG Entertainment Change of Control or the going-private transaction with respect to MSG Entertainment or (ii) by you for “good reason,” if such termination occurs within three (3) years of the MSG Entertainment Change of Control or the going-private transaction with respect to MSG Entertainment (in which case, if the termination is before the end of the Performance Period, the Objectives will be deemed to be satisfied at the target level).

4. In the event of a “MSG Sports Change of Control” or a “going-private transaction” with respect to MSG Sports, each as defined below, and if (1) immediately prior to such MSG Sports Change of Control or going-private transaction with respect to MSG Sports you were an employee of the MSG Sports Group and (2) at the time of such MSG Sports Change of Control or going-private transaction with respect to MSG Sports you are not an employee of the Sphere Entertainment Group or the MSG Entertainment Group, your entitlement to exercise the Options shall be as follows:

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The Options shall become exercisable at the earlier of (A) the date on which the Options would otherwise have become exercisable hereunder, (B) the date of your death (in which case, if the death is before the end of the Performance Period, the Objectives will be deemed to be satisfied at the target level) or (C) the date on which your employment with the MSG Sports Group or the “MSG Sports Surviving Entity,” as defined below, is terminated (i) by MSG Sports, one of its Subsidiaries or the MSG Sports Surviving Entity other than for Cause, if such termination occurs within three (3) years of the MSG Sports Change of Control or the going-private transaction with respect to MSG Sports or (ii) by you for “good reason,” if such termination occurs within three (3) years of the MSG Sports Change of Control or the going-private transaction with respect to MSG Sports (in which case, if the termination is before the end of the Performance Period, the Objectives will be deemed to be satisfied at the target level).

5. As used herein,

“Acquisition price per share” means the greater of (i) the highest price per share stated on the Schedule 13D or any amendment thereto filed by the holder of twenty percent (20%) or more of the Company’s voting power which gives rise to the Sphere Entertainment Change of Control or the going-private transaction with respect to the Company and (ii) the highest fair market value per share of common stock during the ninety (90)-day period ending on the date of such Sphere Entertainment Change of Control or going-private transaction with respect to the Company.

“Cause” means your (i) commission of an act of fraud, embezzlement, misappropriation, willful misconduct, gross negligence or breach of fiduciary duty against your Employer or (ii) commission of any act or omission that results in a conviction, plea of no contest, plea of nolo contendere or imposition of unadjudicated probation for any crime involving moral turpitude or any felony.

“Going-private transaction” means a transaction involving the purchase of Company, MSG Entertainment or MSG Sports, as applicable, securities described in Rule 13e-3 to the Securities and Exchange Act of 1934.

“Good reason” means

a. without your express written consent any reduction in your base salary or target bonus opportunity, or any material impairment or material adverse change in your working conditions (as the same may from time to time have been improved or, with your written consent, otherwise altered, in each case, after the Effective Date) at any time after or within ninety (90) days prior to the MSG Entertainment Change of Control, the Sphere Entertainment Change of Control or the MSG Sports Change of Control, as applicable, including, without limitation, any material reduction of your other compensation, executive perquisites or other employee benefits (measured, where applicable, by level or participation or percentage of award under any plans of the Company, MSG Entertainment or MSG Sports, as applicable), or material impairment or material adverse change of your level of responsibility, authority, autonomy or title, or to your scope of duties;

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b. any failure by your Employer to comply with any of the provisions of this Agreement, other than an insubstantial or inadvertent failure remedied by your Employer promptly after receipt of notice thereof given by you;

c. your Employer’s requiring you to be based at any office or location more than thirty-five (35) miles from your location immediately prior to such event except for travel reasonably required in the performance of your responsibilities; or

d. with respect to the Company only, any failure by the Company to obtain the assumption and agreement to perform this Agreement by a successor as contemplated by Paragraph 1.

“Merger price per share” means, in the case of a merger, consolidation, sale, exchange or other disposition of assets that results in a Sphere Entertainment Change of Control or a going-private transaction with respect to the Company (a “Merger”), the greater of (i) the fixed or formula price for the acquisition of shares of common stock occurring pursuant to the Merger and (ii) the highest fair market value per share of common stock during the ninety (90)-day period ending on the date of such Sphere Entertainment Change of Control or going-private transaction with respect to the Company. Any securities or property which are part or all of the consideration paid for shares of common stock pursuant to the Merger shall be valued in determining the merger price per share at the higher of (A) the valuation placed on such securities or property by the Company, person or other entity which is a party with the Company to the Merger or (B) the valuation placed on such securities or property by the Committee.

“MSG Entertainment Change of Control” means the acquisition, in a transaction or a series of related transactions, by any person or group, other than Charles F. Dolan or members of the immediate family of Charles F. Dolan or trusts for the benefit of Charles F. Dolan or his immediate family (or an entity or entities controlled by any of them) or any employee benefit plan sponsored or maintained by MSG Entertainment, of the power to direct the management of MSG Entertainment or substantially all its assets (as constituted immediately prior to such transaction or transactions).

“Sphere Entertainment Change of Control” means the acquisition, in a transaction or a series of related transactions, by any person or group, other than Charles F. Dolan or members of the immediate family of Charles F. Dolan or trusts for the benefit of Charles F. Dolan or his immediate family (or an entity or entities controlled by any of them) or any employee benefit plan sponsored or maintained by the Company, of the power to direct the management of the Company or substantially all its assets (as constituted immediately prior to such transaction or transactions).

“MSG Sports Change of Control” means the acquisition, in a transaction or a series of related transactions, by any person or group, other than Charles F. Dolan or members of the immediate family of Charles F. Dolan or trusts for the benefit of Charles F. Dolan or his immediate family (or an entity or entities controlled by any of them) or any employee benefit plan sponsored or maintained by MSG Sports, of the power to direct the management of MSG Sports or substantially all its assets (as constituted immediately prior to such transaction or transactions).

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“MSG Entertainment Surviving Entity” means the entity that owns, directly or indirectly, after consummation of any transaction, substantially all of MSG Entertainment’s assets (as constituted immediately prior to such transaction). If any such entity is at least majority-owned, directly or indirectly, by any entity (a “parent entity”) which has shares of common stock (or partnership units) traded on a national stock exchange or the over-the-counter market, as reported on the New York Stock Exchange or any other stock exchange, then such parent entity shall be deemed to be the MSG Entertainment Surviving Entity; provided that if there shall be more than one such parent entity, the parent entity closest to ownership of MSG Entertainment’s assets shall be deemed to be the MSG Entertainment Surviving Entity.

“Sphere Entertainment Surviving Entity” means the entity that owns, directly or indirectly, after consummation of any transaction, substantially all of the Company’s assets (as constituted immediately prior to such transaction). If any such entity is at least majority-owned, directly or indirectly, by any entity (a “parent entity”) which has shares of common stock (or partnership units) traded on a national stock exchange or the over-the-counter market, as reported on the New York Stock Exchange or any other stock exchange, then such parent entity shall be deemed to be the Sphere Entertainment Surviving Entity; provided that if there shall be more than one such parent entity, the parent entity closest to ownership of the Company’s assets shall be deemed to be the Sphere Entertainment Surviving Entity.

“MSG Sports Surviving Entity” means the entity that owns, directly or indirectly, after consummation of any transaction, substantially all of MSG Sports’ assets (as constituted immediately prior to such transaction). If any such entity is at least majority-owned, directly or indirectly, by any entity (a “parent entity”) which has shares of common stock (or partnership units) traded on a national stock exchange or the over-the-counter market, as reported on the New York Stock Exchange or any other stock exchange, then such parent entity shall be deemed to be the MSG Sports Surviving Entity; provided that if there shall be more than one such parent entity, the parent entity closest to ownership of MSG Sports’ assets shall be deemed to be the MSG Sports Surviving Entity.

“Offer price per share” means, in the case of a tender offer or exchange offer which results in a Sphere Entertainment Change of Control or a going-private transaction with respect to the Company (an “Offer”), the greater of (i) the highest price per share of common stock paid pursuant to the Offer or (ii) the highest fair market value per share of common stock during the ninety (90)-day period ending on the date of a Sphere Entertainment Change of Control or a going-private transaction with respect to the Company. Any securities or property which are part or all of the consideration paid for shares of common stock in the Offer shall be valued in determining the Offer Price per share at the higher of (A) the valuation placed on such securities or property by the Company, person or other entity making such offer or (B) the valuation placed on such securities or property by the Committee.

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